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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: June 24, 2003
                        (Date of earliest event reported)


                   INTERNATIONAL BUSINESS MACHINES CORPORATION
             (Exact name of registrant as specified in its charter)


         New York                    1-2360                     13-0871985
(State of Incorporation)      (Commission File Number)        (IRS employer
                                                            Identification No.)


                 ARMONK, NEW YORK                                10504
     (Address of principal executive offices)                  (Zip Code)


                                  914-499-1900
                         (Registrant's telephone number)


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Item 5.  Other Events

       On June 24, 2003, IBM issued a press release announcing that Lorenzo H. Zambrano had been elected to the board. The press release is Attachment I of this Form 8-K.

        IBM's web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/). IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.




                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



Date:  June 24, 2003


                                        By: /s/   Andrew Bonzani
                                            ----------------------------
                                                 (Andrew Bonzani)
                                               Assistant Secretary &
                                             Associate General Counsel

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                                                                    Attachment I


                    LORENZO H. ZAMBRANO ELECTED TO IBM BOARD



     ARMONK, NEW YORK, June 24, 2003 ... The IBM Board of Directors today elected Lorenzo H. Zambrano to the board. Mr. Zambrano, 59, is chairman and chief executive officer of CEMEX, S.A. de C.V. CEMEX is based in Monterrey, Mexico, and is a leading global producer and marketer of cement and ready-mix concrete products.

     Samuel J. Palmisano, IBM chairman, president and chief executive officer, said: "Lorenzo is an outstanding executive with a long track record of success. He is one of Latin America's most successful industrialists, and he will be a valuable addition to our board. We are delighted to have him join our board of directors."

     Mr. Zambrano joined CEMEX in 1968 and has served in a variety of executive positions. He has been chairman of CEMEX since 1995, chief executive officer since 1985, and a director of CEMEX since 1979. Mr. Zambrano graduated from Instituto Technologico y de Estudios Superiores de Monterrey, A.C. with a BS degree in mechanical engineering and received an MBA degree from Stanford University.